As filed with the Securities and Exchange Commission on June 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPR PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	43-1790877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200 Kansas City, Missouri	64106
(Address of Principal Executive Offices)	(Zip Code)

EPR Properties 2016 Equity Incentive Plan

(Full title of the plan)

Craig L. Evans

Executive Vice President, General Counsel and Secretary

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Name and address of agent for service)

(816) 472-1700

(Telephone number, including area code, of agent for service)

Copies to:

James W. Allen

B. Scott Gootee

Stinson LLP

1201 Walnut, Suite 2900

Kansas City, Missouri 64106

(816) 842-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common shares of beneficial interest, par value $0.01 per share	2,000,000 shares	$52.61	$105,220,000.00	$11,479.51

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), such number of shares registered hereby shall include an indeterminate number of common shares that may be issued in connection with a share split, share dividend or similar event, for which no separate consideration will be paid.

(2)

Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the amount of the registration fee, on the basis of the average of the high and low prices of the common shares of beneficial interest of EPR Properties reported on the New York Stock Exchange on June 4, 2021.

(3)	Calculated pursuant to General Instruction E on Form S-8.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by EPR Properties (the “Registrant”) for the purpose of registering an additional 2,000,000 shares of the Registrant’s common shares of beneficial interest reserved for issuance under the EPR Properties 2016 Equity Incentive Plan (as amended and restated on May 28, 2021), as approved by the Registrant’s shareholders at the Registrant’s 2021 annual meeting of shareholders.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-211815) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 3, 2016.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Composite of Amended and Restated Declaration of Trust of the Registrant (inclusive of all amendments through June 1, 2020), which is attached as Exhibit 3.1 to the Registrant’s Form 10-Q (Commission File No. 001-13561) filed on August 6, 2020, is hereby incorporated by reference as Exhibit 4.1

4.2	Articles Supplementary designating the powers, preferences and rights of the 5.750% Series C Cumulative Convertible Preferred Shares, which is attached as Exhibit 3.2 to the Registrant’s Form 8-K (Commission File No. 001-13561) filed on December 21, 2006, is hereby incorporated by reference as Exhibit 4.2

4.3	Articles Supplementary designating powers, preferences and rights of the 9.000% Series E Cumulative Convertible Preferred Shares, which is attached as Exhibit 3.1 to the Registrant’s Form 8-K (Commission File No. 001-13561) filed on April 2, 2008, is hereby incorporated by reference as Exhibit 4.3

4.4	Articles Supplementary designating the powers, preferences and rights of the 5.750% Series G Cumulative Redeemable Preferred Shares, which is attached as Exhibit 3.1 to the Registrant’s Form 8-K (Commission File No. 001-13561) filed on November 30, 2017, is hereby incorporated by reference as Exhibit 4.4

4.5	Amended and Restated Bylaws of the Company (inclusive of all amendments through May 30, 2019), which is attached as Exhibit 3.2 to the Registrant’s Form 8-K (Commission File No. 001-13561) filed on May 30, 2019, is hereby incorporated by reference as Exhibit 4.5

5.1*	Opinion of Stinson LLP regarding legality

23.1*	Consent of KPMG LLP

23.2*	Consent of Stinson LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page to this Registration Statement)

99.1	EPR Properties 2016 Equity Incentive Plan (as amended and restated on May 28, 2021), which is attached as Exhibit 10.1 to the Registrant’s Form 8-K (Commission File No. 001-13561) filed on June 1, 2021, is hereby incorporated by reference as Exhibit 99.1

*Each document marked with an asterisk is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 9th day of June, 2021.

EPR PROPERTIES, a Maryland real estate investment trust

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gregory K. Silvers, Mark A. Peterson and Craig L. Evans, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the Registration Statement and other documents in connection with the Registration Statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Robert J. Druten Robert J. Druten	Chairman of the Board of Trustees	June 9, 2021

By:	/s/ Gregory K. Silvers Gregory K. Silvers	President, Chief Executive Officer (Principal Executive Officer) and Trustee	June 9, 2021

By:	/s/ Mark A. Peterson Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 9, 2021

By:	/s/ Tonya L. Mater Tonya L. Mater	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 9, 2021

By:	/s/ Thomas M. Bloch Thomas M. Bloch	Trustee	June 9, 2021

By:	/s/ Barrett Brady Barrett Brady	Trustee	June 9, 2021

By:	/s/ Peter C. Brown Peter C. Brown	Trustee	June 9, 2021

By:	/s/ James B. Connor James B. Connor	Trustee	June 9, 2021

By:	/s/ Jack A. Newman, Jr. Jack A. Newman, Jr.	Trustee	June 9, 2021

By:	/s/ Virginia E. Shanks Virginia E. Shanks	Trustee	June 9, 2021

By:	/s/ Robin P. Sterneck Robin P. Sterneck	Trustee	June 9, 2021